Exhibit 10.2

H2Diesel, Inc.
20283 State Road 7, Suite 40
Boca Raton, Florida 33498

September 11, 2006

Mr. Ferdinando Petrucci
Via Stazione, 133A
Arce [Frosinone], Italy

Re:	Exclusive License Agreement dated March 20, 2006 (the “License Agreement”), between Ferdinano Petrucci and H2Diesel, Inc. (“H2”)

Dear Ferdinando:

To memorialize our recent discussions, please acknowledge your agreement that the License Agreement is amended to extend each of the following deadlines to December 31, 2006, by executing this letter in the space provided below:

(1)	the date of payment of $1 million required by Section 1.b.(i)B of the License Agreement;

(2)	the expiration of the exercise period for H2’s option to acquire exclusive licensing rights in South America under Section 1.c. of the License Agreement; and

(3)	the date by which H2 must use reasonable efforts to cause a registration statement to be filed with the Securities and Exchange Commission under Section 2.d. of the License Agreement.

In consideration of the foregoing, H2 hereby agrees that the right of first offer under Section 1.d of the License Agreement shall not apply to any rights with respect to the Product (as defined in the License Agreement) in or with respect to the country of Romania.

Kindest regards,

H2 Diesel, Inc.

By:___/s/ Lee S. Rosen
 Lee S. Rosen
 Chief Executive Officer

Acknowledged and agreed to this 11th day of September, 2006:

/s/ Ferdinando Petrucci
Ferdinando Petrucci